Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
The St. Paul Travelers Companies, Inc.:

We consent to the use of our reports dated March 16, 2005, with respect to the consolidated balance sheets of The St. Paul Travelers Companies, Inc. as of December 31, 2004 and 2003, and the related consolidated statements of income (loss), changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2004, all related financial statement schedules, and management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004, incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.  Our reports covering the December 31, 2004 consolidated financial statements and related financial statement schedules refer to a change in method of accounting for goodwill and other intangibles assets in 2002.

/s/ KPMG LLP

Minneapolis, Minnesota
December 14, 2005